UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2018

Major League Football, Inc. (MLFB)
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7319 Riviera Cove, #7, Lakewood Ranch, FL	34202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 210-7546

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On August 1, 2018, the registrant filed Form 12b-25 related to its Form 10K for the fiscal year ended April 30, 2018. The registrant is still unable to pay its independent registered accounting firm and therefore will not have its Form 10K filed by August 31, 2018. The independent registered accounting firm has advised the registrant that they will require approximately 4 weeks from payment of fees to complete the audit. The registrant affirms no material change to its audited financial statements for fiscal year end April 30, 2017, nor for the fiscal 2018 quarterly unaudited financial statements through January 31, 2018.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2018, the registrant submitted for filing a Certificate of Amendment to its Certificate of Incorporation. The only change is the designation of the $50 million of convertible preferred stock to common stock, with the same class and par value as the existing $150 million of common stock. This re-designation does not alter the 200 million authorized shares in the Certificate of Incorporation. A copy of the Certificate of Amendment is attached as an exhibit.

The registrant is taking this action in order to obtain long term funding to keep the Company viable for its shareholders. This action does not negatively affect the rights of existing shareholders.

Exhibits

Exhibit No.	Description
99.5	Corporate Resolution dated August 23, 2018
99.6	Amendment of Certificate of Incorporation dated August 23, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Francis J. Murtha
Senior Executive VP

Dated: August 24, 2018

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